INVESTMENT SUB-ADVISORY AGREEMENT
AMONG WELLS FARGO FUNDS TRUST,
WELLS FARGO FUNDS MANAGEMENT, LLC, THE ROCK CREEK
GROUP, LP AND ELLINGTON GLOBAL ASSET MANAGEMENT LLC

This AGREEMENT is made as of this 25th day of May
2016, by and among Wells Fargo Funds Trust (the "Trust"), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Wells Fargo Funds
Management, LLC (the "Investment Manager"), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, The Rock Creek Group, LP, a limited partnership organized under the laws of the State of Delaware, with its principal place of business at 1133 Connecticut Avenue, N.W., Suite 810, Washington, D.C. 20036 (the "Sub-Adviser") and Ellington Global Asset Management LLC, a limited liability company organized under the laws of the State of Delaware with a principal place of business at 53 Forest Avenue, Old Greenwich, Connecticut 06870 (the "Manager").

WHEREAS, the Investment Manager, the Sub-Adviser and the Manager are each registered investment advisers under the U.S. Investment Advisers Act of 1940 (the "Advisers Act"); and

WHEREAS, the Trust is registered under the U.S.
Investment Company Act of 1940 (the "1940 Act"), as an openend, series management investment company; and

WHEREAS, the Trust's Board of Trustees (the "Board") has engaged the Investment Manager to perform investment advisory and fund-level administration services for each series of the Trust under the terms of an investment management agreement, dated July 1, 2015 and as amended and supplemented from time to time, between the Investment Manager and the Trust (the
"Investment Management Agreement"); and

WHEREAS, the Investment Manager, acting pursuant to the Investment Management Agreement and with the approval of the Trust's Board, has retained the Sub-Adviser to provide specified investment advisory services to each series of the Trust listed in Appendix A hereto as it may be amended or supplemented from time to time (the "Fund(s)") under the terms of an investment sub-advisory agreement, dated April 1, 2014 and as amended or supplemented from time to time, among the Trust, the Investment Manager and the Sub-Adviser (the "Sub-Advisory Agreement"); and

WHEREAS, the Investment Manager and the Sub-Adviser wish to retain the Manager, and the Trust's Board has approved the retention of the Manager, to assist the Investment Manager and the Sub-Adviser in the provision of investment advisory services to the Fund(s), and

WHEREAS, the Manager is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Trust, the Investment Manager, the Sub-Adviser and the Manager agree as follows:

Section 1. The Trust. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the U.S. Securities and Exchange Commission (the "Commission") under the 1940 Act and the U.S. Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Fund(s) contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Board.

Section 2. Appointment of Manager. Subject to the direction and control of the Board, the Investment Manager has been appointed to manage the investment and reinvestment of the assets of the Fund(s) and to provide certain management and related services specified in the Investment Management
Agreement with respect to the Fund(s).

Subject to the direction and control of the Board and the Investment Manager, the Sub-Adviser has been appointed to manage the investment and reinvestment of a certain portion of the assets of the Fund(s) and to provide the management and related services specified in the Sub-Advisory Agreement, all in such manner and to such extent as may be directed from time to time by the Board or the Investment Manager.

Subject to the direction and control of the Board, the Investment Manager and the Sub-Adviser, and with the oversight of the Investment Manager and the Sub-Adviser, the Manager is hereby appointed and agrees to manage the investment and reinvestment of that portion of the assets of the Fund(s) allocated to it from time to time by the Board, the Investment Manager or the Sub-Adviser and communicated to the Manager (the "Manager Portion") and to provide the management and related services specified herein, all in such manner and to such extent as may be directed from time to time by the Board, the Investment Manager or the Sub-Adviser and in accordance with the investment strategies disclosed in the current prospectus and statement of additional information of the Fund. Without limiting the generality of the foregoing, the Board, the Investment Manager or the Sub-Adviser may direct the Manager's provision of management services with respect to the Manager Portion by delivering investment guidelines, investment policies and investment restrictions (as amended from time to time with reasonable prior notice to the Manager, the "Investment Guidelines"), and the Manager shall manage the investment and reinvestment of the Manager Portion in accordance with the Investment Guidelines.
The investment authority granted to the Manager with respect to the Manager Portion shall include only the authority to make investment decisions with regard to the investment, reinvestment and disposition of assets held by the Fund(s) in the Manager
Portion and to exercise whatever powers the Trust may possess with respect to any of the assets in the Manager Portion, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer. To the extent that any communication directing the provision of management services with respect to the Manager Portion are made or delivered pursuant to this Agreement by either the Investment Manager or the Sub-Adviser, such communications or instruction, unless otherwise specified, shall be deemed to have been made by both the Investment Manager and the Sub-Adviser. To the extent that any communication directing the provision of management services with respect to the Manager Portion are made or delivered to the Manager pursuant to this Agreement by the Trust, such communications or instruction shall supersede any communications or instruction provided by the Investment
Manager or the Sub-Adviser regarding the same matter.

Section 3. Duties and Representations and Warranties.

(a) The Manager shall make decisions with respect to all purchases and sales of securities and other investment assets for the Manager Portion of the Fund(s). To carry out such decisions, the Manager is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund(s) with respect to the Manager Portion thereof. In all purchases, sales and other transactions in securities and other investment assets for the Manager Portion of the Fund(s), the Manager is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions. Subject to the provisions of Section 2 and Section 7 hereof, the Manager shall determine what portion of the Manager Portion's assets will be invested or held uninvested as cash or cash equivalents. The
Manager is authorized on behalf of and in the name of the Fund(s) to enter into executing broker agreements (including, without limitation, Agreements for Prime Brokerage Clearance Services
(Form 151)), International Uniform Brokerage Execution Services ("Give-up") Agreements on reasonable and customary terms and in compliance with law and regulation applicable to the Fund.

(b) The Manager acknowledges that the Fund(s) and other mutual funds advised by the Investment Manager
(collectively, the "fund complex") may engage in transactions with certain sub-advisers or other managers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Manager hereby agrees that it will not consult with any other sub-adviser or manager of a fund in the fund complex, or an affiliated person of a sub-adviser or manager, concerning transactions for a fund in the fund complex in securities or other fund assets. With respect to a multi-managed Fund(s), the Manager shall be limited to managing only the Manager Portion as may be determined from time-to-time by the Board, the Investment Manager or the Sub-Adviser, and shall not consult with another manager as to any other portion of the Fund(s)' portfolio concerning transactions for the Fund(s) in securities or other Fund assets. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit consultations between (i) a Manager that is not an affiliated person of the Investment Manager or the Sub-Adviser and a sub-adviser or manager that is an affiliated person of the Investment Manager or the Sub-Adviser or (ii) a Manager that is an affiliated person of the Investment Manager or Sub-Adviser and any other sub-adviser or manager.

(c) The Manager will, at the request of the Investment
Manager, report to the Board at each regular meeting thereof all material changes in the Manager Portion of the Fund(s) since the prior report, and will also keep the Board informed of important developments of which it becomes aware affecting the Trust, the Manager Portion of the Fund(s) and the Manager, and on its own initiative will furnish the Board from time to time with such information as the Manager may believe appropriate with respect to the portfolio of the Manager Portion. At the request of the Investment Manager or the Sub-Adviser, the Manager shall review information relating to the Manager or the Manager Portion contained in draft shareholder reports and annual updates to prospectuses and other documents and provide timely comments thereon. The Manager will also furnish the Board with such statistical and analytical information with respect to securities or other assets in the Manager Portion of the Fund(s) as the Manager may believe appropriate or as the Board, the Investment Manager or the Sub-Adviser reasonably may request. In making purchases and sales of securities for the Manager Portion of the Fund(s), the Manager will comply with the provisions, policies, restrictions and other requirements set forth in Section 7 of this Agreement.

(d) The Manager shall promptly notify the Investment
Manager and the Sub-Adviser (i) of any changes regarding the Manager that would be reasonably expected to impact disclosure in the Trust's Registration Statement, including, without limitation, any change in the portfolio manager(s) of the Manager responsible for making investment decisions for the Fund(s), (ii) upon Manager becoming aware of any violation of any requirement, provision, policy or restriction that the Manager is required to comply with under
Section 7 of this Agreement, and (iii) upon Manager becoming aware that it is, or is likely to become, subject to any statutory disqualification pursuant to Section 9 of the 1940 Act or any other event otherwise that prevents the Manager from performing its duties pursuant to this Agreement. The Manager shall notify the Investment Manager and the Sub-Adviser of any change in "control" (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Manager promptly after the reasonable possibility of such event becomes known to Manager. The Manager shall to the extent legally permitted, within two business days, notify the Investment Manager, the Sub-Adviser and the Trust of any legal process served upon it in which specifically relate to its activities hereunder, including any legal process served upon it on behalf of the Investment Manager, the Sub-Adviser, the Fund(s) or the Trust; for purposes of the foregoing requirement to provide notice, any routine request, sweep examination or inquiry of any regulatory or self-regulatory agency with jurisdiction over the Manager shall be presumed to not constitute legal process. The
Manager shall reasonably cooperate with the Fund(s)' custodian ("Custodian") in the Custodian's processing of class actions or other legal proceedings relating to the holdings (historical and/or current) of the Fund(s).

(e) The Manager shall supervise and monitor the activities of its representatives, personnel and agents in connection with the execution of its duties and obligations hereunder. The appropriate personnel of the Manager will be made available to consult with the Investment Manager, the Sub-Adviser, the Trust and the Board at reasonable times and upon reasonable notice concerning the Manager's performance of services hereunder. Without limiting the generality of the foregoing, appropriate personnel of the Manager will provide reasonable assistance to the Investment Manager and/or the Board in the valuation of securities or other investment assets held within the Manager Portion of the Fund(s) in accordance with the Trust's Procedures for the Valuation of Portfolio Securities. Notwithstanding the foregoing, neither the Manager nor any of its affiliates, shall be ultimately responsible for the valuation of all portfolio securities or other investment assets held by Fund.

(f) The Manager is not authorized to sub-contract or otherwise delegate any of the services contemplated hereby to any other person without the prior written consent of the Trust, the Investment Manager and the Sub-Adviser, which consent may be withheld for any reason. Any attempt to sub-contract or delegate any such services without such consent shall be invalid.

(g) The Manager represents and warrants to the Investment Manager, the Sub-Adviser and the Trust that: (i) the Manager is registered as an investment adviser under the Advisers
Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; (ii) the Manager is duly organized and validly existing and has requisite power and authority to enter into and perform its obligations under this Agreement; and (iii) the execution, delivery and performance of this Agreement by the Manager has been duly authorized by appropriate action of the Manager.

(h) Each of the Investment Manager and the Sub-Adviser represents and warrants to the Manager (i) it is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed; (ii) it is duly organized and validly existing and has requisite power and authority to enter into and perform its obligations under this Agreement; and (iii) the execution, delivery and performance of this Agreement by the Investment Manager and Sub-Adviser has been duly authorized by appropriate action of the Investment Manager and Sub-Adviser.

(i) The Trust on behalf of the Fund represents and warrants that as of the date of this Agreement it is a "qualified eligible person," as defined in U.S. Commodity Futures Trading Commission ("CFTC") Regulation 4.7, who has evaluated the risks of investing in the types of trading program contemplated in this Agreement and consents to its treatment by the Manager as an exempt account under Rule 4.7 of the U.S. Commodity Exchange
Act and it will promptly notify the Manager in the event that the Trust ceases to satisfy the "portfolio requirement" as defined in CFTC Regulation 4.7(a)(1)(v) and is not therefore a "qualified eligible person," as defined in CFTC Regulation 4.7.

(j) The Trust represents and warrants that it has procedures in place reasonably designed to comply with all antimoney laundering and privacy regulations applicable to it.

Section 4. Delivery of Documents to the Manager. The
Investment Manager or the Sub-Adviser has furnished the Manager with true, correct and complete copies of the following documents:

(a) The Declaration of Trust and Bylaws (if any), as in effect on the date hereof;
(b) The Registration Statement filed with the Commission under the 1940 Act, including the prospectuses related to the Fund(s) included therein;
(c) The Investment Management Agreement and the Sub-
Advisory Agreement; and
(d) Written guidelines, policies and procedures adopted by the Trust that are applicable to the Fund(s) and the Investment Guidelines.

The Investment Manager or the Sub-Adviser will furnish the Manager with all future amendments and supplements to the foregoing as soon as practicable after such documents become available. The Investment Manager or the Sub-Adviser shall furnish the Manager with any further documents, materials or information that the Manager may reasonably request in connection with the performance of its duties hereunder.

The Manager shall furnish the Investment Manager or the Sub-Adviser with written certifications, in such form as the Investment Manager or the Sub-Adviser shall reasonably request, that it has received and reviewed the most recent version of the foregoing documents provided by the Investment Manager or the Sub-Adviser and that it will comply with such documents in the performance of its obligations under this Agreement.

Section 5. Delivery of Documents to the Investment
Manager and the Sub-Adviser. The Manager has furnished, and in the future will furnish, the Investment Manager and the Sub-
Adviser with true, correct and complete copies of each of the following documents:

(a) The Manager's most recent Form ADV;
(b) The current Code of Ethics of the Manager, adopted pursuant to Rule 17j-1 under the 1940 Act, and annual certifications from the Manager's Chief Compliance
Officer regarding compliance with such Code; and
(c) Copies of its policies and procedures adopted pursuant to Rule 206(4)-7 under the Advisers Act, as amended from time to time, and, if available, a summary report memorializing the results of the annual review of the adequacy of such policies and procedures.

In addition, the Manager will furnish to, or make available for inspection by, the Investment Manager and the Sub-Adviser with a summary of the results of any examination of the Manager by the Commission or other regulatory agency with respect to the Manager's investment management activities.

The Manager will furnish the Investment Manager and the Sub-Adviser with all such documents as soon as practicable after such documents become available, to the extent that such documents have been changed materially. The Manager shall, from time to time, furnish the Investment Manager and the Sub-Adviser with: (i) completed annual, quarterly and other periodic compliance certifications and reports that the Investment Manager or the Sub-Adviser requests as part of the Investment Manager's compliance oversight program; (ii) certifications or subcertifications which are reasonably necessary for the Fund(s)' registration statement(s), Form N-CSR filings or other regulatory filings, (iii) information and materials in connection with the consideration of the continuation of this Agreement for approval as set forth in Section 15 hereof, and (iv) such additional documents, materials or information as the Investment Manager or the Sub-
Adviser may reasonably request for the purpose of inquiring into or validating information provided pursuant to the foregoing subsections 5(i)-(iii).

Section 6. Control by Board. As is the case with respect to the Investment Manager under the Investment Management
Agreement, and the Sub-Adviser under the Sub-Advisory
Agreement, any investment activities undertaken by the Manager pursuant to this Agreement, as well as any other activities undertaken by the Manager on behalf of the Fund(s), shall at all times be subject to the direction and control of the Trust's Board.

Section 7. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Manager shall at all times comply with:

(a) all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder;

(b) the provisions of the registration statement of the Trust, as it may be amended or supplemented from time to time, under the Securities Act and the 1940 Act;

(c) the provisions of the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time;

(d) the provisions of any By-laws of the Trust, if adopted and as it may be amended from time to time, resolutions of the Board as may be adopted from time to time, the applicable provisions of written guidelines, policies and procedures adopted by the Trust or the Board, and the Investment Guidelines;

(e) the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable to the Trust or the Fund(s); and

(f) any other applicable provisions of state or federal law;

provided, however, that in the event of any changes to the obligations of the Manager arising from (i) revisions after the date hereof to the Declaration of Trust of the Trust or any By-laws of the Trust, (ii) resolutions of the Board or the provisions to the Manager of written guidelines, policies and procedures adopted by the Trust or the Board, or (iii) revisions to the Investment Guidelines, the Manager shall not be required to comply with such obligations unless the relevant documents have been provided to the Manager and the Manager has had reasonably sufficient time to review and understand such changed obligations prior to effecting portfolio transactions.

For purposes of clarification, the parties agree that the obligations of the Manager with respect to the foregoing will not require the Manager to comply with such provisions of law (including, without limitation, the income and diversification provisions of Subchapter M of the Code) that apply specifically to the management of the Fund(s)' assets or operation of the Fund(s) as a whole and not individually to the Manager Portion.

In addition, without limiting the generality of the foregoing, the Manager agrees that: (i) any code of ethics adopted by the Manager must comply with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, as they may be amended from time to time (ii) the Investment Manager and the Trust may disclose Fund(s) portfolio holdings information (including with respect to the Manager Portion) in accordance with the Trust's policies and procedures governing the disclosure of Fund(s) portfolio holdings, as amended or supplemented from time to time, and as required by applicable law or as otherwise provided hereunder, and (iii) the Manager will not use, nor will it seek to obtain, material non-public information concerning portfolio companies in connection with performing its duties hereunder.

Section 8. Proxies. The Investment Manager shall have responsibility to vote proxies solicited with respect to issuers of securities in which assets of the Manager Portion of the Fund(s) are invested from time to time in accordance with the Trust's policies on proxy voting. The Manager will provide, when requested by the Investment Manager, information on a particular issuer to assist the Investment Manager in the voting of a proxy.

Section 9. Broker-Dealer Relationships. The Manager is responsible for the purchase and sale of securities for the Manager Portion of the Fund(s), broker-dealer selection, and negotiation of brokerage commission rates. The Manager's primary consideration in effecting a security transaction will be to seek to obtain best execution under the circumstances. In selecting a broker-dealer to execute each particular transaction for the Manager Portion of the Fund(s), the Manager will consider such factors it considers to be relevant to the transaction, which are expected to include, among other things: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund(s) and other clients of the Manager on a continuing basis. Accordingly, the price to the Fund(s) in any transaction may be less favorable than that available from another broker-dealer if the Manager determines in good faith that the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board may from time to time determine and of which the Manager is informed, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused the Fund(s) with respect to the Manager Portion to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Manager with respect to the Manager Portion of the Fund(s) and to other clients of the Manager. The Manager is further authorized to allocate the orders placed by it on behalf of the Manager Portion of the Fund(s) to brokers and dealers who provide brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934 and in compliance therewith. Such allocation shall be in such amounts and proportions as the Manager shall determine and the Manager will report on said allocations regularly to the Board upon request, indicating the brokers to whom such allocations have been made and the basis therefor.

Provided the investment objective of the Fund(s) is adhered to, the Manager may aggregate sales and purchase orders of securities for the Manager Portion of the Fund(s) with similar orders being made for other portfolios managed by the Manager, if, in the Manager's reasonable judgment, such aggregation is conducted in a manner reasonably determined in good faith by the Manager to be fair and equitable to the Fund(s) over time and consistent with the Manager's fiduciary obligations to the Fund(s) and other clients. The Manager represents and acknowledges that it is solely responsible for complying, and agrees that it shall comply, with any and all applicable pronouncements of the Commission or its staff with respect to the requirements for aggregating trades as may be set out in any interpretive release and/or no-action letters issued by the Commission or its staff in its execution of trades on behalf of the Fund(s). The Manager shall not be responsible for any acts or omissions by any broker or dealer, provided that the Manager did not act with gross negligence or willful misconduct in the selection of such broker or dealer.

The Manager shall not engage in any transactions for the Manager Portion of the Fund(s) with or through any broker-dealer that (x) is an affiliated person of the Manager or (y) the Manager has been notified in writing by the Investment Manager or the Sub-Adviser is an affiliated person of the Investment Manager or the Sub-Adviser except in compliance with all applicable regulations of the Commission and the applicable policies and procedures of the Trust governing such transactions.

Section 10. Expenses of the Fund(s). All of the ordinary business expenses incurred in the operations of the Fund(s) and the offering of their shares shall be borne by the Fund(s) unless specifically provided otherwise in this Agreement. These expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund(s) in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Fund(s)' shareholders. Additionally, the Fund(s) shall reimburse the Manager for their pro rata portion of any trading, execution or clearing expenses reasonably incurred by the Manager directly on behalf of the Fund(s), including, without limitation, swap execution facility clearing expenses, to the extent a detailed invoice is provided by the Manager.

The Manager shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement. In addition, the Manager shall be responsible for reasonable out-ofpocket costs and expenses incurred by the Investment Manager, the Sub-Adviser or the Trust: to obtain shareholder approval of a new sub-advisory agreement as a result of a change in "control" (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Manager (which may include, without limitation, the costs of preparing, printing and mailing a proxy statement for the shareholder meeting and proxy solicitation services, among others), or to otherwise comply with the 1940 Act, the Securities
Act, or any other applicable statute, law, rule or regulation, as a result of such change in control.

Section 11. Compensation. As compensation for the subadvisory services provided under this Agreement, the Investment
Manager shall pay the Manager fees, payable monthly, at the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time in a written agreement by and among the Trust, the Investment Manager and the Manager. It is understood that the Investment Manager shall be responsible for the Manager's fee for its services hereunder, and the Manager agrees that it shall have no claim against the Trust, the Fund(s) or the Sub-Adviser with respect to compensation under this Agreement.

Section 12. Standard of Care. The Trust and Investment
Manager and Sub-Adviser shall expect of the Manager, and the Manager will give the Trust and the Investment Manager and Sub-Adviser the benefit of, the Manager's best judgment and efforts in rendering its services to the Trust, and the Manager shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Manager or any of its officers, partners, members, directors, employees or agents, the Manager shall not be subject to liability to the Investment Manager, the Sub-Adviser, the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Section 13. Non-Exclusivity. The services of the Manager to the Sub-Adviser, the Investment Manager and the Trust are not to be deemed to be exclusive, and the Manager shall be free to, and nothing contained in this Agreement shall limit its ability to, render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities, including investing on its own or its affiliates' behalf in compliance with applicable law and regulation. It is understood and agreed that officers, partners, members or directors of the Manager are not prohibited from engaging in any other business or investing activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.
The Manager may on occasion give advice or take action with respect to other investment entities that it manages that differs from the advice given with respect to the Manager Portion.

Section 14. Records. The Manager shall, with respect to the placing and allocation of brokerage orders placed by it for the purchase and sale of portfolio securities or other investment assets and other portfolio transactions of the Fund(s) in the Manager Portion, maintain or arrange for the maintenance of the documents and records required to be maintained by the Trust pursuant to Rule 31a-1 under the 1940 Act and other applicable law or regulation as well as trade tickets and confirmations of portfolio trades and such other records as the Investment Manager or the Fund(s)' Administrator and the Manager agree in writing shall be maintained. All such records shall be maintained in a form in compliance with the provisions of Rule 31a-1 or any successor rule or other applicable law or regulation. The Manager shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, any and all other documents and records relating to the services provided by the Manager pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service of the U.S. Department of Treasury. All such records will be the property of the Trust, and will be available for inspection and use by the Trust and its authorized representatives (including the Investment Manager and the Sub-Adviser) at all times during the Manager's normal business hours, provided that the Trust and its authorized representative shall provide the Manager with reasonable advance notice in connection with routine use. The Manager shall promptly, upon the request of the Trust or the Trust's authorized representatives (including the Investment Manager and the Sub-Adviser), surrender and deliver to the Fund(s) those records which are the property of the Trust or any Fund(s). Notwithstanding anything to the contrary contained herein, the Manager shall be permitted to retain copies of such books and records at its own cost and expense (and may retain originals and provide the Trust or its representatives with copies to the extent necessary to comply with Rule 204-2 under the Advisers Act). The Manager will promptly notify the Fund(s)' Administrator if it experiences any difficulty in maintaining the records in an accurate and complete manner.

Section 15. Term and Approval. This Agreement shall become effective with respect to the Fund(s) after it is approved by the Board of Trustees of the Trust, including by a majority of the Trustees who are not interested persons of the Trust, and executed by the Trust, Investment Manager, Sub-Adviser and Manager, and shall continue in effect for more than two years from its effective date, provided that the continuation of this Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a) (i) by the Trust's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund(s) (as defined in Section 2(a)(42) of the 1940 Act), and

(b) by the affirmative vote of a majority of the Trust's
Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 16. Termination. As required under the 1940 Act, this Agreement may be terminated with respect to the Fund(s) at any time, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of the Fund(s)' outstanding voting securities, or by the Investment Manager, Sub-Adviser or Manager, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act. This Agreement shall automatically terminate in the event of the termination of the Investment Management Agreement. This
Agreement may also be terminated immediately by the Investment Manager, the Sub-Adviser or the Trust in the event that the Manager commits a material violation of any governing law or regulation.

Section 17. Indemnification by the Manager. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Trust, the Investment Manager or the Sub-Adviser, or any of their respective officers, partners, members, directors, employees, affiliates or agents, the Manager agrees to indemnify and hold the Trust, any Fund(s) of the Trust, the Investment Manager and the Sub-Adviser and their respective officers, partners, members, directors, employees, affiliates and agents (severally, but not jointly) harmless from and against, any and all losses, damages, costs, charges, external counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, except for special, punitive and indirect damages, arising out of or attributable to the willful misfeasance, bad faith, grossly negligent acts or reckless disregard of obligations or duties of the Manager or any of its officers, partners, members, directors, employees or agents. The Manager shall not be liable hereunder for any losses or damages resulting from the Manager's adherence to the written instructions of the Trust, the Investment Manager or the Sub-Adviser.

Section 18. Indemnification by the Trust, the Investment
Manager and the Sub-Adviser. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties hereunder on the part of the Manager or any of its officers, partners, members, directors, employees or agents, the Trust, the Investment Manager and the Sub-Adviser hereby agree to indemnify and hold harmless the Manager, its affiliates and their respective officers, partners, members, directors and employees harmless from and against any and all losses, damages, costs, charges, external counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, except for special, punitive and indirect damages, arising from: (i) the advertising, solicitation, sale, purchase or pledge of securities, whether of the Fund(s) or other securities, undertaken by the Fund(s), their officers, directors, employees or affiliates, (ii) any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Fund(s), the Investment Manager or the Sub-Adviser, and their respective officers, directors, employees or affiliates, or (iii) the willful misfeasance, bad faith, grossly negligent acts or reckless disregard of obligations or duties hereunder on the part of the Fund(s), the Investment Manager and the Sub-Adviser or their respective officers, directors, employees, affiliates or agents; provided, however, the Sub-Adviser shall have no obligation to indemnify and hold harmless the Manager with respect to any of the foregoing matters to the extent the Sub-Adviser did not commit such violations, take such actions or act in such manner. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein or in Section 17 shall constitute a waiver or limitation of any rights which the Fund(s) may have and which may not be waived under any applicable federal and state securities laws.

Section 19. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other parties at such address as such other parties may designate for the receipt of such notice or emailed (subject to confirmation of receipt) to such parties as the parties designate in writing. Until further notice to the other parties, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Karla Rabusch, and that of the Investment Manager shall be 525 Market Street, 12th Floor,
San Francisco, California 94105, Attention: C. David Messman, and that of the Sub-Adviser shall be 1133 Connecticut Avenue, N.W., Suite 810, Washington, D.C. 20036, Attention: Sherri
Rossoff, and that of the Manager shall be 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: General Counsel.

Section 20. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers
Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

Section 21. Amendment. No provision of this
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Fund(s). Otherwise, a written amendment of this Agreement is effective upon the approval of the Board, the Investment Manager, the Sub-Adviser and the Manager.

Section 22. Wells Fargo Name. The Manager shall not, without prior written consent of the Investment Manager: (i) use in advertising, publicity or otherwise the name of "Wells Fargo," including the name of Wells Fargo & Co. or any of its affiliates, nor any trade name, trademark, trade device, service mark, symbol, logo or any abbreviation, contraction or simulation thereof owned by Wells Fargo & Co. or any of its affiliates; or (ii) represent, directly or indirectly, that any product or any service provided by the Manager has been approved or endorsed by Wells Fargo & Co.
or any of its affiliates.

Section 23. Confidentiality. Subject to the provisions of the last paragraph of Section 7 hereof and this Section 23, the following shall be treated as confidential ("Confidential Information"): (i) any information or recommendations supplied by the Manager or which the Trust, the Investment Manager or the Sub-Adviser has access to in connection with the performance of its obligations and duties hereunder, including without limitation portfolio holdings in the Manager Portion, financial information or other information relating to the Manager; and (ii) any records and other information relative to the Trust, the Fund(s), the Investment Manager and the Sub-Adviser which the Manager receives or has access to in the performance of its duties in connection with the performance of its obligations and duties hereunder, including without limitation, prior, present or potential shareholders and clients, the list of Fund(s) portfolio securities, instruments and assets and liabilities of the Fund(s). Except as may be required by applicable law or rule or as requested by regulatory or selfregulatory authorities or judicial process, Confidential Information may be disclosed to or used only as necessary to carry out the purposes of this Agreement (including, without limitation, the disclosure of Confidential Information to, or the use of the same by, the Fund(s)' Custodian and fund accountant and other service providers supporting the operation of the Fund(s), the Fund(s)' and Manager's auditors, legal advisors to any party, and such other persons as the Fund(s), the Investment Manager and the Sub-
Adviser may designate in connection with the operation and management of the Manager Portion). The Manager shall not use its knowledge of Confidential Information regarding the Fund(s)' portfolio as a basis to place or recommend any securities or other transactions for its own benefit or the benefit of others or to the detriment of the Fund(s).

The Manager hereby authorizes the Fund(s), the Investment Manager and the Sub-Adviser to use the Manager's name and information about the Manager and all related evaluation material, analyses and information regarding the Manager and the investment program of the Manager Portion of the Fund(s), including information about portfolio holdings and positions, in connection with: (i) marketing the Fund(s) in written materials relating to the Fund(s) that refer to the Manager and/or the Manager's investment strategy, including without limitation the Fund's registration statement, shareholder reports and other offering documents and marketing materials prepared for distribution to shareholders of the Fund(s) or the public (such materials, the "Marketing Materials"), (ii) providing any required regulatory disclosures and (iii) as otherwise required by applicable law; provided, however, that (a) all such use and any related disclosure shall comply with the Fund's relevant policies and procedures; (b) all such use by the Fund(s), the Investment
Manager and the Sub-Adviser and their affiliated persons shall be conducted in good faith for the sole purposes of the matters described in the immediately preceding sub-clauses (i)-(iii), satisfying their respective obligations under this Agreement, and performing their respective duties under the Investment
Management Agreement and the Sub-Advisory Agreement, including, without limitation, the supervision and monitoring of the Manager, and applicable policies and procedures of the Fund(s);
and (c) the Fund(s) and the Investment Manager agree to furnish Marketing Materials to the Manager (via email at an address designated by the Manager from time to time), for its prior review and approval (which approval shall not be withheld or withdrawn as to information required by applicable law or in response to comments of regulatory or self-regulatory agencies and their staff), provided the requirement for prior approval shall apply solely with respect to the use of the Manager's name and information specifically concerning the Manager and its investment strategy and not to any other content of the Marketing Materials. If, following the furnishing of Marketing Materials, the Fund(s) or the Investment Manager do not receive a written response from the Manager with respect to such materials within one business day of its submission for approval, the content of such materials subject to the Manager's approval shall be deemed accepted by the Manager.
The Manager agrees that the Fund(s) and the Investment Manager may request that the Manager approve the use of a type of Marketing Material, and if affirmatively approved by the Manager, that the Fund(s) and the Investment Manager need not obtain approval for each additional piece of Marketing Material that is of substantially the same type or form, unless such consent is withdrawn in writing by the Manager.

The confidentiality provisions of this Section 23 will not apply to any information that: (i) is or subsequently becomes publicly available without breach of any obligation owed to another party; (ii) became known to a party from a source other than another party, and without breach of an obligation of confidentiality owed to another party; (iii) is independently developed by any party without reference to the information required by this Agreement to be treated confidentially; or (iv) is used by any party in order to enforce any of its rights, claims or defenses under, or as otherwise contemplated in, this Agreement. Nothing in this Section 23 will be deemed to prevent a party from disclosing any information received hereunder pursuant to any applicable law or in response to a request from a regulatory, self-regulatory or judicial authority.

Notwithstanding anything contained herein to the contrary, subject to and in compliance with applicable law, the Manager may disclose composite performance information or aggregated risk metrics information that includes information in respect of the Manager Portion without the prior written consent of the Trust, the Investment Manager or the Sub-Adviser, provided that any such disclosure does not identify the Trust, the Fund(s), the Investment Manager or the Sub-Adviser.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

WELLS FARGO FUNDS TRUST
on behalf of the Fund(s)
By:
   --------------------
C. David Messman
Secretary


WELLS FARGO FUNDS MANAGEMENT, LLC
By:
   --------------------
Paul Haast
Senior Vice President


THE ROCK CREEK GROUP, LP
By:
   --------------------
Name:
Title:

ELLINGTON GLOBAL ASSET MANAGEMENT LLC
By:
   --------------------
Name:
Title:




APPENDIX A

Ellington Global Asset Management LLC
SUB-ADVISORY AGREEMENT
WELLS FARGO FUNDS TRUST


Wells Fargo Alternative Strategies Fund


Approval by the Board of Trustees: May 25, 2016




SCHEDULE A

Ellington Global Asset Management LLC
INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT
WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 25th day of May 2016, by and among Wells Fargo Funds Trust, Wells Fargo Funds
Management, LLC (the "Investment Manager"), and Ellington
Global Asset Management LLC (the "Manager"); and

WHEREAS, the Investment Manager, the Manager, The
Rock Creek Group LP and Wells Fargo Funds Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement
("Manager Sub-Advisory Agreement") whereby the Manager provides investment management services with respect to certain assets of each series of the Trust listed in Appendix A to the Manager Sub-Advisory Agreement (the "Fund(s)").

WHEREAS, the Manager Sub-Advisory Agreement provides that the fees to be paid by the Investment Manager to the Manager are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid by the Investment Manager to the Manager under the Manager Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Manager Portion (as defined in the Manager Sub-Advisory Agreement) of the Fund(s) throughout the month:

     ----------------------------------------------------------
     Fund Name                    Sub-Advisory Fee as % of Avg.
                                  Daily Net Assets
     ----------------------------------------------------------
     Alternative Strategies Fund   1.00
     ----------------------------------------------------------

If the Manager shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Manager provided management and other services to the Fund(s). The fees to be paid to the Manager pursuant to this Fee Agreement shall be payable in arrears not later than 30 days following the month to which such fees relate.


The foregoing fee schedule is agreed to as of this 25th day of May 2016, and shall remain in effect until agreed and changed in writing by the parties.

WELLS FARGO FUNDS TRUST
on behalf of the Fund(s)
By:
   --------------------
C. David Messman
Secretary


WELLS FARGO FUNDS MANAGEMENT, LLC
By:
   --------------------
Paul Haast
Senior Vice President


ELLINGTON GLOBAL ASSET MANAGEMENT LLC
By:
   --------------------
Name:
Title: